Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eagle Broadband, Inc., of our report dated November 18, 2005, which appears in the Annual Report on Form 10-K of Eagle Broadband, Inc., for the year ended August 31, 2005.

/s/ Lopez, Blevins, Bork and Associates, LLP

Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
December 2, 2005